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                                                                   EXHIBIT 99.01



                                     PROXY

                              QUOKKA SPORTS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2000
     The undersigned hereby appoints Alan S. Ramadan and Les Schmidt and each of them as attorneys and proxies of the undersigned with full power of substitution to vote all of the shares of stock of Quokka Sports, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Quokka Sports, Inc. to be held at the Company's offices, located at 525 Brannan Street, San Francisco, California on November 7, 2000 at 9:00 AM local time, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                 SEE REVERSE
   SIDE                                                        SIDE


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VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-799-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2.   GO TO THE WEBSITE http://www.eproxyvote.com/qkka

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/qkka anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



[X] Please mark
    vote as in
    this example.

    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2
                                                           FOR  AGAINST  ABSTAIN
    1. To approve the Agreement and Plan of Merger         [ ]    [ ]      [ ]
       and Reorganization dated as of July 20, 2000, as amended, among Quokka Sports, Inc. and Total
       Sports Inc., pursuant to which Total Sports Inc.
       will be merged with and into Quokka Sports, Inc.
       and all of the outstanding shares of capital stock, options and warrants of Total Sports Inc.
       will be exchanged for up to 15,000,000 shares of Quokka common stock, which will constitute approval of the merger and the other transactions contemplated by the merger agreement, including the issuance of Quokka common stock in the merger.

                                                           FOR  AGAINST  ABSTAIN
    2. To approve the issuance of common stock upon        [ ]    [ ]      [ ]
       conversion of Quokka Sports, Inc.'s 7.0%
       convertible promissory notes and upon exercise
       of the related warrants that were issued in a
       private placement on September 15, 2000.
                                                 MARK HERE  [ ]   MARK HERE [ ]
                                                FOR ADDRESS      FOR ADDRESS
                                                CHANGE AND        TO ATTEND
                                               NOTE AT LEFT      THE MEETING

                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                              PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:________________ Date:________ Signature:________________ Date:_______